Exhibit 10.1

EMPLOYMENT AGREEMENT

Employment Agreement (the "Employment Agreement") made as of this 15th day of  July, 2009, by and between DONALD L. KOVACH, an individual residing at Branchville, New Jersey (the "Employee"), SUSSEX BANK, a state chartered bank with its principal place of business located at 200 Munsonhurst Road, Route 517, Franklin, New Jersey 07416 (the "Bank"), and SUSSEX BANCORP, a New Jersey corporation with its principal place of business located at Route 517, Franklin, New Jersey 07416 (the "Company"; the Bank and the company sometimes collectively are referred to herein as "Employer").
WHEREAS, the Board of Directors of the Bank and the Board of Directors of the Company have each determined that it is in the best interests of each of the Bank and the Company to enter into this Agreement with Employee, and each respective Board has authorized the Bank and the Company to enter into this Agreement;
WHEREAS, the Employee agrees to be employed pursuant to the terms and conditions of this Agreement;
NOW, THEREFORE, in consideration of the premises and covenants contained herein, and with the intent to be legally bound hereby, the parties hereto hereby agree as follows:
1.           Employment.  The Company and the Bank hereby jointly agree to employ the Employee, and the Employee hereby accepts such employment, upon the terms and conditions set forth herein.

2.           Position and Duties.
(a) Subject to the terms of paragraph (b) below, the Employee shall be employed as Chairman, President and Chief Executive Officer of the Company and Chairman and Chief Executive Officer of the Bank, to perform such services in that capacity as are usual and customary for comparable institutions and as shall from time-to-time be established by the Board of Directors of the Company and the Bank.  Employee agrees that he will devote his full business time and efforts to his duties hereunder.
(b) Notwithstanding the provisions of paragraph (a) hereof, either the Employer or the Employee may elect, in the discretion of either and without cause, to have Employee relinquish the titles and positions granted under paragraph (a) hereof other than those of Chairman of the Board of the Company and the Bank, by providing thirty (30) days written notice to the other party. Any such decision shall not be deemed a breach or termination of this Agreement, which shall remain in full force and effect, or as a termination of Employee under Section 6 hereof.

3.           Cash Compensation.  Employer shall pay to the Employee compensation for his services as follows:
(a)           Base Salary.  The Employee shall be entitled to receive, commencing upon the date of this Agreement, an annual base salary (the "Base Salary") of Two Hundred Sixty Six and Two Hundred Ninety Two Dollars ($266,292), which shall be payable in installments in accordance with Employer's usual payroll method.  Annually thereafter, on or prior to the anniversary date of this Agreement, the Board of Directors shall review the Employee's performance, the status of Employer and such other factors as the Board of Directors or a committee thereof shall deem appropriate and shall adjust the Base Salary accordingly. Notwithstanding the forgoing, in the event Employer or Employee exercises the right provided under Section 2(b) hereof for the Employee to cease serving in all positions other than Chairman of the Board of the Company and the Bank, the Base Salary shall, effective as of the effective date of the change in Employee’s positions, be reduced to fifty percent (50%) of the Base Salary on the date the written notice required by Section 2(b) is given.
(b)           Discretionary Bonus.  Employee shall be entitled to receive annually at the discretion of the Board of Directors or a committee thereof a cash bonus.

4.           Other Benefits.
(a)           Fringe Benefits.  The Employee shall be entitled to the exclusive and unlimited use of an automobile or a cash allowance to be used for the purpose of maintaining an automobile of a type and style commensurate with the Employee's status with Employer.  In addition, the Employee shall be entitled to receive hospital, health, medical, and life insurance of a type currently provided to and enjoyed by other senior officers of Employer, and shall be entitled to participate in any other employee benefit or retirement plans offered by Employer to its employees generally or to its senior management.

5.           Term.  The term of this Agreement shall be three years, commencing on the date hereof  and continuing until August 31, 2012.

6.           Termination.  Employee may be terminated at any time, without prejudice to Employee's right to compensation or benefits as provided herein.   Employee's rights upon a termination shall be as follows:
(a)           Cause.  As used in this Agreement, the term "Cause" shall mean the Employee's personal dishonesty, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, or a material breach of any provision of this Agreement.  Notwithstanding the above, the Employee shall not be deemed to have been terminated for cause unless and until there shall have been delivered to him a copy of a resolution duly adopted by the affirmative vote of not less than three-fourths of the members of the Board of Directors of each of the Company and the Bank at meetings of their respective Boards called and held for that purpose (after reasonable notice to the Employee and an opportunity for him, together with counsel, to be heard before each such Board of Directors), finding that in the good faith opinion of the Board of Directors, the Employee was guilty of conduct justifying termination for cause and specifying the particulars thereof in detail; provided, however, that nothing contained herein shall prohibit Employee from being suspended from his duties hereunder by a duly authorized agent of the Board upon a good faith determination that "cause" exists.  Such suspension shall last until such time as the Board meeting provided for above shall have occurred, provided that such Board meeting shall occur within a reasonable period of time.  During such suspension Employee shall continue to be an employee, entitled to all salary and benefits provided for hereunder.
(b)           Termination With Cause.  Employer shall have the right to terminate the Employee for "cause", upon written notice to him of such determination, specifying the alleged "cause".  In the event of such termination, the Employee shall not be entitled to any further benefits under this Agreement.
(c)           Termination Without Cause.   Upon a termination of Employee's employment hereunder without "cause", in recognition of such termination and Employee’s agreement to be bound by the covenants contained in Section  9 hereof, Employee shall be entitled to receive his then current Base Salary for the remaining term of this Agreement or for a one year period, whichever is greater.  Such payments may be made over the remaining term of this Agreement (or over a one year period if greater) in periodic payments in the same manner in which the Employee's salary was paid through the time of such termination, or by a lump sum payment of the discounted present value of all base salary payments through the remaining term of this Agreement.  The determination of the method of payment shall be made mutually by Employer and the Employee; provided, however, that in the event the parties cannot agree on the method of payment, Employer shall be entitled to choose.  In addition, Employer shall continue to provide the Employee with hospital, health, medical and life insurance, and any other like benefits in effect at the time of such termination through the end of the term of this Agreement or for a one year period, if greater.  The Employee shall have no duty to mitigate damages in connection with his termination by Employer without "cause".  However, if the Employee obtains new employment and such new employment provides for hospital, health, medical and life insurance, and other benefits, in a manner substantially similar to the benefits payable by Employer hereunder, Employer may permanently terminate the duplicative benefits it is obligated to provide hereunder.
(d)           Suspension and Special Regulatory Rules.
(i)           If the Employee is suspended and/or temporarily prohibited from participating in the conduct of the affairs of the Company of the Bank by a notice served under Section 8(e)(3) or Section 8(g)(1) of the Federal Deposit Insurance Act ("FDI Act"), Employer's obligations under this Agreement shall be suspended as of the date of service, unless stayed by appropriate proceedings.
(ii)           If the Employee is removed and/or permanently prohibited from participating in the conduct of the affairs of the Company or the Bank by an order issued under Section 8(e) or Section 8(g)(1) of the FDI Act, all obligations of Employer under this Agreement shall terminate as of the effective date of the order and the Employee shall not be entitled to received the payments provided for under Paragraph (c) above.
(iii)           If the Bank is in default, as defined in Section 3(x)(1) of the FDI Act, all obligations of Employer under this Agreement shall terminate as of the date of default.

7.           Resignation for Cause.  During the term of this Agreement, the Employee shall be entitled to resign from his employment with Employer, and in recognition of the termination of Employee’s employment in such circumstances and Employee’s agreement to be bound by the covenants contained in Section  9 hereof, Employee shall receive the payments provided for below, in the event that the Employee is not in breach of this Agreement and Employer (i) other than pursuant to Section 2(b) hereof, reassigns the Employee to a position of lesser rank or status than Chief Executive Officer, (ii) relocates the Employee's principal place of employment by more than thirty miles from its location on the date hereof, or (iii) reduces the Employee's compensation or other benefits.  Upon the occurrence of any of these events, the Employee shall have thirty days to provide Employer notice of his intention to terminate this Agreement.  In the event the Employee elects to so terminate this Agreement, such termination shall be treated as a termination without "cause" by Employer under Section 6(c) hereof, and the Employee shall be entitled to receive all payments and other benefits called for under such Section 6(c).

8.           Change in Control.
(a)           Upon the occurrence of a Change in Control (as herein defined), Employee shall have the right to resign his employment with the Employer or its successor for any reason or no reason within sixty (60) days of the Change in Control and thereafter Employee shall become entitled to receive the payments provided for under paragraph (c) below. In addition, in the event after a Change In Control and at any time during the term of this Agreement Employee’s employment is involuntarily terminated by Employer or its successor other than for "cause", as defined in Section 6(a) hereof,  Employee shall become entitled to receive the payments provided for under paragraph (c) below.
(b)           A "Change in Control" shall mean:
(i)
a reorganization, merger, consolidation or sale of all or substantially all of the assets of the Company, or a similar transaction,  in any case in which the holders of the voting stock of the Company prior to such transaction do not hold a majority of the voting power of the resulting entity; or

(ii)	individuals who constitute the Incumbent Board (as herein defined) of the Company cease for any reason to constitute a majority thereof; or

(iii)
Without limitation, a change in control shall be deemed to have occurred at such time as (i) any "person" (as the term is used in Section 13(d) and 14(d) of the Exchange Act) other than the Company or the trustees or any administration of any employee stock ownership plan and trust, or any other employee benefit plans, established by Employer from time-to-time in is or becomes a "beneficial owner" (as defined in Rule 13-d under the Exchange Act) directly or indirectly, of securities of the Company representing 35% or more of the Company's outstanding securities ordinarily having the right to vote at the election of directors; or

(v)
A tender offer is made for 35% or more of the voting securities of the Company and the shareholders owning beneficially or of record 35% or more of the outstanding securities of the Company have tendered or offered to sell their shares pursuant to such tender and such tendered shares have been accepted by the tender offeror.

For these purposes, "Incumbent Board" means the Board of Directors of the Company on the date hereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a voting of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by members or stockholders was approved by the same nominating committee serving under an Incumbent Board, shall be considered as though he were a member of the Incumbent Board.
(c)           In the event the conditions of Section (a) above are satisfied, Employee shall be entitled to receive a lump sum payment equal to 2.99 times Employee's then current Base Salary; provided, however, that in no event shall any payments provided for hereunder constitute an "excess parachute payment" under Section 280G of the Internal Revenue Code of 1986, as amended or any successor thereto, and in order to avoid such a result the benefits provided for hereunder will be reduced, if necessary, to an amount which is One Dollar ($1.00) less than an amount equal to three (3) times Employee's "base amount" as determined in accordance with such Section 280G.  In addition to the foregoing, Employee shall be entitled to receive from Employer, or its successor, hospital, health, medical and life insurance on the terms and at the cost to Employee as Employee was receiving such benefits upon the date of his termination.  Employer's obligation to continue such insurance benefits will be for a period of  three years.

9.           Covenant Not to Compete.  Employee agrees that during the term of his employment hereunder and for a period of one (1) year after the termination of his employment, he will not in any way, directly or indirectly, manage, operate, control, accept employment or a consulting position with or otherwise advise or assist or be connected with or own or have any other interest in or right with respect to (other than through ownership of not more than five percent (5%) of the outstanding shares of a corporation whose stock is listed on a national securities exchange or on the National Association of Securities Dealers Automated Quotation System) any enterprise which competes with Employer in the business of banking in the counties in which Employer conducts its business on the date of Employee's termination.  In the event that this covenant not to compete shall be found by a court of competent jurisdiction to be invalid or unenforceable as against public policy, such court shall exercise discretion in reforming such covenant to the end that Employee shall be subject to a covenant not to compete that is reasonable under the circumstances and enforceable by Employer.  Employee agrees to be bound by any such modified covenant not to compete.

10.           Termination of Prior Agreement.  Employee and Employer acknowledge that this Agreement is being entered into in substitution of that certain existing Employment Agreement between Employee and Employer dated as of September 15, 1999, as subsequently amended, which is hereby terminated.

11.           Miscellaneous.
(a)           Governing Law.  In the absence of controlling Federal law, this Agreement shall be governed by and interpreted under the substantive law of the State of New Jersey.
(b)           Severability.  If any provision of this Agreement shall be held to be invalid, void, or unenforceable, the remaining provisions hereof shall in no way be affected or impaired, and such remaining provisions shall remain in full force and effect.
(c)           Entire Agreement; Amendment.  This Agreement sets for the entire understanding of the parties with regarding to the subject matter contained herein and supersedes any and all prior agreements, arrangements or understandings relating to the subject matter hereof and may only be amended by written agreement signed by both parties hereto or their duly authorized representatives.
(d)           Successors and Assigns.  This Agreement shall be binding upon and become the legal obligation of the successors and assigns of Employer.
IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

SUSSEX BANK

By:	/s/

Name:

Title:

SUSSEX BANCORP

By:
/s/

Name:

Title:

EMPLOYEE:

/s/

Name:
Donald L. Kovach, Esq.